AMENDMENT NO. 1

TO

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of September 4, 2020, amends the Master Investment Advisory Agreement (the “Agreement”), dated July 1, 2020, between AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds name, effective September 4, 2020:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Municipal Fund	Invesco Environmental Focus Municipal Fund:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names, effective September 30, 2020:

FUND NAME	NEW FUND NAME

Invesco Oppenheimer Rochester AMT-Free Municipal Fund	Invesco AMT-Free Municipal Income Fund

Invesco Oppenheimer Rochester AMT-Free New York Municipal Fund	Invesco Rochester® AMT-Free New York Municipal Fund

Invesco Oppenheimer Rochester California Municipal Fund	Invesco California Municipal Fund

Invesco Oppenheimer Rochester High Yield Municipal Fund	Invesco Rochester® Municipal Opportunities Fund

Invesco Oppenheimer Rochester Limited Term California Municipal Fund	Invesco Limited Term California Municipal Fund

Invesco Oppenheimer Rochester Limited Term New York Municipal Fund	Invesco Rochester® Limited Term New York Municipal Fund

Invesco Oppenheimer Rochester New Jersey Municipal Fund	Invesco New Jersey Municipal Fund

Invesco Oppenheimer Rochester New York Municipals Fund	Invesco Rochester® New York Municipals Fund

Invesco Oppenheimer Rochester Pennsylvania Municipal Fund	Invesco Pennsylvania Municipal Fund;

NOW, THEREFORE, the parties agree that;

1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco AMT-Free Municipal Income Fund	May 24,2019

Invesco California Municipal Fund	May 24,2019

Invesco Environmental Focus Municipal Fund	May 24,2019

Invesco High Yield Municipal Fund	February 12, 2010

Invesco Intermediate Term Municipal Income Fund	February 12, 2010

Invesco Limited Term California Municipal Fund	May 24,2019

Invesco Limited Term Municipal Income Fund	June 1, 2000

Invesco Municipal Income Fund	February 12, 2010

Invesco New Jersey Municipal Fund	May 24,2019

Invesco Pennsylvania Municipal Fund	May 24,2019

Invesco Rochester® AMT-Free New York Municipal Fund	May 24,2019

Invesco Rochester® Limited Term New York Municipal Fund	May 24,2019

Invesco Rochester® Municipal Opportunities Fund	May 24,2019

Invesco Rochester® New York Municipals Fund	May 24,2019

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco AMT-Free Municipal Income Fund*

Invesco Rochester® AMT-Free New York Municipal Fund*

Net Assets	Annual Rate
First $200 million	0.600%
Next $100 million	0.550%
Next $200 million	0.500%
Next $250 million	0.450%
Next $250 million	0.400%
Next $4 billion	0.350%
Over $5 billion	0.330%

Invesco California Municipal Fund*

Net Assets	Annual Rate
First $500 million	0.480%
Next $250 million	0.455%
Next $250 million	0.425%
Next $500 million	0.380%
Next $500 million	0.370%
Next $500 million	0.355%
Next $1.5 billion	0.3500%
Over $4 billion	0.330%

Invesco Environmental Focus Municipal Fund*

Net Assets	Annual Rate
First $500 million	0.40%
Next $500 million	0.35%
Next $500 million	0.30%
Over $1.5 billion	0.28%

Invesco High Yield Municipal Fund

Net Assets	Annual Rate
First $300 million	0.60%
Next $300 million	0.55%
Over $600 million	0.50%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Intermediate Term Municipal Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Next $250 million	0.45%
Next $250 million	0.425%
Over $1 billion	0.3325%

Invesco Limited Term California Municipal Fund*

Net Assets	Annual Rate
First $100 million	0.500%
Next $150 million	0.450%
Next $1.75 billion	0.400%
Over $2 billion	0.390%

Invesco Limited Term Municipal Income Fund

Net Assets	Annual Rate
First $500 million	0.30%
Over $500 million to and including $1 billion	0.25%
Over $1 billion	0.20%

Invesco Municipal Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Over $500 million	0.45%

Invesco New Jersey Municipal Fund*

Net Assets	Annual Rate
First $200 million	0.600%
Next $100 million	0.550%
Next $200 million	0.500%
Next $250 million	0.450%
Next $250 million	0.400%
Over $1 billion	0.350%

Invesco Pennsylvania Municipal Fund*

Net Assets	Annual Rate
First $500 million	0.510%
Next $250 million	0.410%
Next $250 million	0.400%
Next $1 billion	0.380%
Next $3 billion	0.345%
Over $5 billion	0.330%

Invesco Rochester® Limited Term New York Municipal Fund*

Net Assets	Annual Rate
First $100 million	0.500%
Next $150 million	0.450%
Next $1.75 billion	0.400%
Next $3 billion	0.390%
Next $5 billion	0.380%
Over $10 billion	0.370%”

Invesco Rochester® Municipal Opportunities Fund*

Net Assets	Annual Rate
First $200 million	0.600%
Next $100 million	0.550%
Next $200 million	0.500%
Next $250 million	0.450%
Next $250 million	0.400%
Next $10 billion	0.350%
Over $11 billion	0.340%

Invesco Rochester® New York Municipals Fund*

Net Assets	Annual Rate
First $500 million	0.480%
Next $4.5 billion	0.455%
Next $3 billion	0.450%
Next $6 billion	0.440%
Over $14 billion	0.420%”

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Secretary, Senior Vice President and Chief Legal Officer

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary